Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Financial Engines, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Mountain View, California
December 9, 2009